Exhibit 10.81

FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT

THIS FIRST AMENDMENT TO AMENDED AND RESTATED LICENSE AGREEMENT this “Amendment”), is effective as of this 4th day of August, 2010 (the “Effective Date”), and is by and among ADA-ES, Inc., a Colorado corporation (“ADA”) and Clean Coal Solutions, LLC, a Colorado limited liability company (formerly known as “ADA-NexCoal, LLC”) (the “Company”). ADA and the Company are sometimes herein collectively referred to as the “parties” and each individually as a “party.”

RECITALS

A. ADA and the Company are parties to that certain Amended and Restated License Agreement effective as of October 30, 2009 (the “Agreement”), which amended and restated the original License Agreement between the parties effective as of November 3, 2006.

B. The parties wish to amend the Agreement to revise the definition of “Section 45 Business” set forth in Section 1.13 of the Agreement.

C. Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

AGREEMENT

NOW, THEREFORE, in consideration of the premises and of the mutual covenants hereinafter set forth and for other good and valuable consideration, the receipt and sufficiency of which the parties hereby acknowledge, the parties do hereby agree as follows:

1. Amendment. Section 1.13 of the Agreement is hereby amended and replaced with the following:

“1.13 “Section 45 Business” means each business of the Licensee or an affiliate of the Licensee in respect of which, intra alia, the Licensee shall have “placed in service” a refined coal production facility prior to January 1, 2010, for the production of “refined coal” in accordance with Section 45 (“Section 45”) of the Internal Revenue Code of 1986, as amended, (the “Code”) to be used to reduce NOx and mercury emissions in cyclone coal-fired boilers, and as to which Licensee has entered into an agreement or agreements to sell, lease or use a qualified facility to or by a third party, and such third party would be thereafter entitled to Section 45 tax credits (as provided for under Section 45 for the operation of a “refined coal production facility” as set forth in such Section 45(d)(8) of the Code or any successor provision thereto) as a result of operating such facility, specifically pertaining to NOx and mercury emissions controls from cyclone coal-fired boilers. The foregoing January 1, 2010 date shall be extended from time to time to be coterminous with any extension of the January 1, 2010 date currently in Section 45(d)(8) of the Code or with any alternative extension or the elimination of the “placed in service” deadline for a “refined coal production facility” provided for in such Section 45(d)(8).

2. Entire Agreement. Section 1.13 of the Agreement is hereby replaced in its entirety by amended Section 1.13 set forth in Section 1 of this Amendment, which is incorporated by reference into the Agreement as though set forth in full therein. In the event of any inconsistency between the provisions of this Amendment and any other provision of the Agreement, the terms and provisions of this Amendment shall govern and control. Except to the extent specifically amended or superseded by the terms of this Amendment, all of the provisions of the Agreement shall remain in full force and effect to the extent in effect on the date hereof. The Agreement, as modified by this Amendment, constitutes the complete agreement between the parties and supersedes any prior written or oral agreements, writings, communications or understandings of the parties with respect to the subject matter hereof.

3. Miscellaneous.

a. Counterparts. This Amendment may be executed in identical counterpart copies, each of which shall be an original, but all of which shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile transmission shall be effective as delivery of a manually executed counterpart thereof.

b. Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment, and are not to be taken into consideration in interpreting this Amendment.

c. Effect. Upon the effectiveness of this Amendment, from and after the date hereof, each reference in the Agreement to “this Agreement,” “hereunder,” “hereof,” or words of like import shall mean and be a reference to the Agreement as amended hereby, and each reference in any other document to the Agreement, “thereunder,” “thereof,” or words of like import shall mean and be a reference to the Agreement as amended hereby.

d. No Novation. Except as and to the extent provided for or specifically resulting from the execution, delivery and effectiveness of this Amendment, this Amendment shall not (i) limit, impair, constitute a waiver of, or otherwise affect any right, power, or remedy of any party under the Agreement, (ii) constitute a waiver of any provision in the Agreement, or (iii) alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants, or agreements contained in the Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect as amended by this Agreement.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the Effective Date.

CLEAN COAL SOLUTIONS, LLC

By:	/s/ Brian Humphrey

Name:	Brian Humphrey

Title:	Manager

ADA-ES, INC.

By:	/s/ Mark H. McKinnies

Name:	Mark H. McKinnies

Title:	Senior Vice President & CFO

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